UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: December 1, 2003

MAXICARE HEALTH PLANS, INC.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-12024 (Commission File No.)	95-9615709 (IRS Employer Identification No.

11231 South La Cienega Boulevard
Los Angeles, California
(Address of principal executive office)
90045
(Zip Code)

(310) 665-9861
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Item 5. Other Events.
SIGNATURE

Item 5. Other Events.

     As previously reported, CSC Healthcare Inc. (“CSC”) commenced an arbitration (the “Arbitration”) in Atlanta against Maxicare Health Plans, Inc. (“MHP”) before the American Arbitration Association, claiming MHP’s breach of the parties’ Service Agreement for Backoffice Administration and contract damages of approximately $1.3 million. MHP asserted certain counterclaims.

     On December 1, 2003, the Arbitration and a related case brought by CSC against MHP in Alabama state court were settled and all claims and counterclaims dismissed. Pursuant to such settlement, MHP paid CSC $300,000.

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 9, 2003	MAXICARE HEALTH PLANS, INC.

/s/ Paul R. Dupee, Jr.

Paul R. Dupee, Jr. Chief Executive Officer

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